Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:
Jerry Wong
Chief Financial Officer
Versant Corporation
1-800-VERSANT
510-789-1500

Versant Announces Record Quarterly Net Income of $1.7 Million

Quarterly revenues grow 11% over last year

Fremont, California, February 27, 2007 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today announced its financial results for the first fiscal quarter ended January 31, 2007.

For the quarter, Versant reported revenues of $5.2 million from its continuing operations, compared to $4.6 million for the comparable period last year, representing an increase of approximately 11%.  Net income for the quarter was $1.7 million and diluted net income per share was $0.47, compared to net income of $0.8 million and diluted net income per share of $0.22 for the comparable period last year.

Versant also reported an increase in cash and cash equivalents of approximately $2.4 million during the quarter, resulting in a cash and cash equivalents balance of approximately $10.6 million as of January 31, 2007.

Additionally, Versant reported an increase in current deferred revenues of approximately $1.0 million, representing an increase of 33% from the prior quarter. This increase in deferred revenues resulted from closing several new maintenance agreements as well as the renewal of maintenance agreements by existing customers.

“Our first quarter is typically our strongest quarter, and we are very satisfied with the results of this quarter. Versant recorded license revenues of $3.2 million, representing growth of 26% over the same period last year. The increase in license revenues contributed significantly to an excellent gross profit margin of 89% of total revenues, which helped drive net income to new record quarterly levels”, said Jochen Witte, Versant’s CEO.

“I feel very comfortable regarding our guidance of income from continuing operations before taxes of between $4.4 million and $4.6 million for fiscal year 2007”, added Mr. Witte.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Sagem, the US Government, and Financial Times.  For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements in this press release regarding our anticipated range of income from continuing operations before taxes for fiscal year 2007. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance and involve significant risks and uncertainties.  There are many important factors and risks that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These factors, risks and uncertainties include, without limitation: our inability to achieve revenue expectations or projected net income levels as a result of delays in the sales cycle for our products and services or failures to close key sales transactions; changing market demands or perceptions of our products and technologies; failure to develop new customers; the fact that our results of operations are highly dependent on sales of our Versant Object Database product; the possibility that we become an “accelerated filer” under SEC Rules in fiscal 2007, which would accelerate our obligation to comply with the internal controls requirements of Section 404 of the Sarbanes-Oxley Act, and cause us to incur substantial additional operating expenses in fiscal 2007; the possibility that the amount of future contingent earn-out payments from the sale of our WebSphere consulting practice assets will fall below our estimates; the performance of our resellers; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; potential reductions in the prices we charge for our products and services due to competitive conditions; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; legal costs and potential costs associated with a pending litigation in which one of our customers is seeking indemnification from the Company for alleged infringement of intellectual property rights asserted by a third party; and the Company’s ability to successfully manage its costs and operations and maintain adequate working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2006.

Versant is a registered trademark or trademark of Versant Corporation in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Tuesday, February 27, 2007
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number US:	1-800-936-9754
International:	1-973-935-2048
Conference ID:	8481368

Internet Simulcast*:	http://viavid.net/dce.aspx?sid=00003B9A
*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (510) 789-1577.

A replay of the conference call will be available until March 6, 2007

Replay number US: 1-877-519-4471
International Replay number: 1-973-341-3080
Replay Pass Code**: 8481368
** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	October 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$10,642	$8,231
Trade accounts receivable, net of allowance for doubtful accounts of $61 and $62 at January 31, 2007 and October 31, 2006, respectively	3,175	2,885
Other current assets	807	782
Total current assets	14,624	11,898

Property and equipment, net	513	385
Goodwill	6,720	6,720
Intangible assets, net	1,117	1,196
Other assets	64	62
Total assets	$23,038	$20,261

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$334	$154
Accrued liabilities	2,134	2,363
Deferred revenues	4,105	3,083
Deferred rent	61	99
Total current liabilities	6,634	5,699

Deferred revenues	698	742
Long-term capital lease obligations	24	28
Total liabilities	7,356	6,469

Stockholders’ equity:
Common stock, no par value	95,252	95,089
Other comprehensive income, net	541	521
Accumulated deficit	(80,111)	(81,818)
Total stockholders’ equity	15,682	13,792
Total liabilities and stockholders’ equity	$23,038	$20,261

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	January 31, 2007	January 31, 2006
Revenues:
License	$3,164	$2,513
Maintenance	1,917	1,633
Professional services	70	479
Total revenues	5,151	4,625

Cost of revenues:
License	47	105
Amortization of intangible assets	79	79
Maintenance	405	383
Professional services	41	333
Total cost of revenues	572	900

Gross profit	4,579	3,725

Operating expenses:
Sales and marketing	760	946
Research and development	891	869
General and administrative	1,209	1,053
Restructuring	—	134
Total operating expenses	2,860	3,002

Income from operations	1,719	723
Outside shareholders’ income from VIE	—	137
Other income, net	101	12
Income from continuing operations before taxes	1,820	872
Net provision for income taxes	203	83
Net income from continuing operations	1,617	789
Net income (loss) from discontinued operations, net of income tax	90	(13)
Net income	$1,707	$776

Basic income (loss) per share:
Net income from continuing operations attributable to common shareholders	$0.45	$0.23
Net income (loss) from discontinued operations, net of income tax	$0.02	$(0.01)
Net income attributable to common shareholders	$0.47	$0.22

Diluted income (loss) per share:
Net income from continuing operations attributable to common shareholders	$0.45	$0.23
Net income (loss) from discontinued operations, net of income tax	$0.02	$(0.01)
Net income attributable to common shareholders	$0.47	$0.22

Shares used in per share calculation:
Basic	3,606	3,559
Diluted	3,657	3,569

Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$13	$11
Sales and marketing	19	8
Research and development	11	17
General and administrative	39	21
Total	$82	$57